EXHIBIT 99.1

Financial Expert Peter Tanous Joins General Employment Board of Directors

NAPERVILLE, IL – MAY 26 , 2015 - General Employment Enterprises, Inc. (NYSE MKT: JOB) ("the Company" or "General Employment") a provider of specialty staffing services and solutions today announced Peter Tanous has been appointed to the General Employment Board of Directors. He will serve as an outside independent director. He has served on several boards of directors of public and private companies, including staffing giant and publicly traded (NYSE) MPS Group, Inc. (“MPS”), which was sold to the largest staffing company in the world, Adecco Group for $1.3 billion in 2009. Mr. Tanous is Chairman of Lynx Investment Advisory of Washington D.C., an SEC registered investment advisory firm. In prior years, Mr. Tanous was International Regional Director with Smith Barney and a member of the executive committee of Smith Barney International, Inc. He served for ten years as executive vice president and a director of Bank Audi (USA) in New York, and was earlier chairman of Petra Capital Corporation in New York. A graduate of Georgetown University, he serves on the university’s investment committee and as a member of the Georgetown University Library Board.

Mr. Tanous’ book, Investment Gurus, published by Prentice Hall in 1997, received wide critical acclaim in financial circles and was chosen as a main selection of The Money Book Club. His subsequent book, The Wealth Equation, was also chosen as a Money Book Club main selection. Investment Visionaries, was published in August 2003 by Penguin Putnam and Kiplinger’s Build a Winning Portfolio, was published by Kaplan Press in January 2008. Tanous co-authored (with Dr. Arthur Laffer, the “Father of Supply Side Economics” and Stephen Moore, former Wall Street Journal writer and editorial board member) “The End of Prosperity,” published by Simon & Schuster in October 2008. His most recent book, Debt, Deficits and the Demise of the American Economy, co-authored with Jeff Cox, finance editor at CNBC, was published by Wiley in May 2011. In addition to Georgetown University, Tanous serves on several investment committees including: St. Jude Children’s Research Hospital and Lebanese American University.

Tanous’ experience as a director on corporate boards is extensive. At MPS Group (“MPS”), he served as chairman of the audit committee and on several other committees over many years. He gained significant staffing industry knowledge and experience as MPS was one of the largest companies in the U.S. in the field of professional staffing with specialization in accounting, engineering, health care and legal services including a significant concentration on information technology delivered through its “Modis” brand. Also, Mr. Tanous served on the board of Cedars Bank, Los Angeles, a California state commercial bank with branches in Orange County and San Francisco, and as a director at Worldcare Ltd., Cambridge, Mass, a company in the field of health care services and telemedicine diagnostics.

Commenting on the appointment of Mr. Tanous, Derek Dewan, chief executive officer (CEO) of the Company said, “We are thrilled to have such an experienced financial expert and exceptional addition to our board. His experience as a director, with corporate governance, and as an expert on financial strategy in various organizations will prove very useful as we carry out our growth plan.”

In addition, the Company announced that Jack Zwick and Dennis Baker resigned their Board positions to pursue other opportunities and allow the Company to appoint board members that would better assist the Company in carrying out its strategic plan.

About General Employment Enterprises, Inc.

General Employment Enterprises, Inc. (the "Company") was incorporated in the State of Illinois in 1962, is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions, and light industrial staffing services through the names of General Employment, Ashley Ellis, Triad and Omni-One. Also, in the healthcare sector, General Employment through its Scribe Solutions brand staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR).

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Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain or are prefaced by words such as "will", "may", "plans", "expects", "anticipates", "projects", "predicts", "estimates", "aims", "believes", "hopes", "potential", "intends", "suggests", "appears", "seeks", or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

General Employment Enterprises, Inc.

Andrew J. Norstrud, 813-803-8275

invest@genp.com